Exhibit 10.13

EXCHANGEABLE SHARE SUPPORT AGREEMENT

This Exchangeable Share Support Agreement made as of ●, 2023 among HWEL Holdings Corp., a corporation existing under the laws of the State of Delaware (“Parent”), 1412384 B.C. Unlimited Liability Company, an unlimited liability corporation existing under the laws of the Province of British Columbia (“Callco”), and 1412388 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (the “Company”).

RECITALS:

(A)	In connection with a business combination agreement (the “Business Combination Agreement”) dated April 27, 2023 among, inter alia, Parent, CallCo the Company and Starton Therapeutics, Inc., as amended by the first amendment to business combination agreement dated May 15, 2023, the Company is to issue exchangeable shares (the “Exchangeable Shares”) to certain Eligible Holders (as defined in the Business Combination Agreement) pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Business Combination Agreement).

(B)	In connection with the issuance of the Exchangeable Shares, Parent, Callco and the Company have entered into this exchangeable share support agreement (the “Agreement”) and all holders of Exchangeable Shares having executed a Letter of Transmittal and Election Form (as defined in the Plan of Arrangement) in connection with the Arrangement, which Letter of Transmittal and Election Form included a joinder to this Agreement, shall be deemed to be parties to the Agreement as if they had executed such agreement.

(C)	In connection with the Plan of Arrangement, it is necessary and advisable to provide Parent and Callco with the rights and obligations herein with respect to the Exchangeable Shares.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of the Company, unless the context requires otherwise and the following terms shall have the following meanings:

“1933 Act” has the meaning set forth in Section 2.6(a);

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“Canadian Resident” means either: (a) a person that is a resident of Canada for purposes of the Tax Act and not exempt from Tax under Part I of the Tax Act; or (b) a partnership, each member of which is a resident of Canada for purposes of the Tax Act and not exempt from Tax under Part I of the Tax Act;

“Change of Law” means any amendment to the Tax Act and other applicable Canadian provincial income Tax Laws that permits Canadian Resident holders of the Exchangeable Shares, who hold the Exchangeable Shares as capital property and deal at arm’s length with Parent and the Company (all for the purposes of the Tax Act and other applicable provincial income Tax Laws), to exchange their Exchangeable Shares for Parent Shares on a basis that will not require such holders to recognize any income, gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income Tax Laws;

“Change of Law Call Date” has the meaning set forth in Section 4.3(b);

“Change of Law Call Purchase Price” has the meaning set forth in Section 4.3(a);

“Change of Law Call Right” has the meaning set forth in Section 4.3(a);

“Equivalent Dividend” has the meaning set forth in Section 2.1(a)(a);

“Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“Liquidation Call Purchase Price” has the meaning set forth in Section 4.1(a);

“Liquidation Call Right” has the meaning set forth in Section 4.1(a);

“Offer” has the meaning set forth in Section 2.8;

“Other Corporation” has the meaning set forth in Section 3.4(c);

“Other Shares” has the meaning set forth in Section 3.4(c);

“Parent Successor” has the meaning set forth in Section 3.1(a);

“Redemption Call Purchase Price” has the meaning set forth in Section 4.2(a);

“Redemption Call Right” has the meaning set forth in Section 4.2(a);

“Registration Statement” has the meaning set forth in Section 2.6(a);

“Tax Act” means the Income Tax Act (Canada), as amended; and

“Trustee” has the meaning set forth in Section 2.9.

1.2	Interpretation Not Affected by Headings

The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.

1.3	Number and Gender

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

1.4	Date of any Action

If the date on which any action is required or permitted to be taken under this Agreement by a person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

1.5	Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2
COVENANTS OF PARENT AND THE COMPANY

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Parent, its Subsidiaries or the Company are outstanding, Parent shall:

(a)	not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Parent Shares unless the Company shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (B) in the case of a cash dividend or other distribution, receive sufficient money or other assets from Parent (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend, and (C) in the case of a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares, have sufficient authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend; provided, however, for the avoidance of doubt, that (i) in no event may the Company, elect to effect a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares in the form of cash or property other than stock or shares, and (ii) if the Board of Directors chooses to do so, in its sole discretion, as an alternative to taking any of the actions described in (A), (B) and (C), the Company shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions, provided that any such adjustment to the Exchangeable Share Exchange Ratio shall only be made to the extent that the Board of Directors determines acting reasonably and in good faith that the Company would be liable for any unrecoverable Tax as a result of taking any of the actions described in (A), (B) and (C) and determines to adjust the Exchangeable Share Exchange Ratio in lieu of taking any such action;

(b)	advise the Company sufficiently in advance of the declaration by Parent of any dividend or other distribution on the Parent Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with the Company, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Parent Shares;

(c)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Company, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 26.6, 26.7 or 26.8, as the case may be, of the Exchangeable Share Provisions;

(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee in accordance with applicable Law to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise its rights, and perform its obligations under the Voting and Exchange Trust Agreement, including to exercise such number of votes in respect of a Parent Meeting or a Parent Consent (as such terms are defined in the Voting and Exchange Trust Agreement) as is equal to the aggregate number of Exchangeable Shares outstanding at the relevant time other than those held by Parent and its affiliates;

(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Parent or Callco, as the case may be, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Parent or Callco, as the case may be, to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be;

(f)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Parent, in accordance with applicable Law, to perform its obligations in connection with a Retraction Request pursuant to Section 26.7 of the Exchangeable Share Provisions and a Seventh Anniversary Redemption pursuant to Section 26.8 of the Exchangeable Share Provisions, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Parent to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 26.7 and 26.8 of the Exchangeable Share Provisions; and

(g)	not exercise its vote as a shareholder of the Company to initiate the voluntary liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, without the prior approval of the holders of the Exchangeable Shares (given in accordance with Section 26.6(d) of the Exchangeable Share Provisions) as long as any Exchangeable Shares are outstanding.

2.2	Segregation of Funds

Parent, unless otherwise directed by the Company, will deposit a sufficient amount of funds in a separate account of Parent and segregate a sufficient amount of such other assets and property as is necessary to enable the Company (or, if directed by the Company, to enable the Parent) to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Once such amounts become payable, Parent, unless otherwise directed by the Company, will transfer such funds to the Company (through any intermediary entities) and the Company (or, if directed by the Company, the Parent) will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding Tax obligations and for the remittance of such withholding Tax obligations. In the event the Company provides a direction to the Parent under this Section 2.2, the Company shall assume the obligations of Parent under this Section 2.2.

2.3	Reservation of Parent Shares

Parent hereby represents, warrants and covenants in favour of the Company and Callco that Parent has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Shares (or other shares or securities into which Parent Shares may be reclassified or changed as contemplated by Section 2.7):

(a)	as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time, including, for greater certainty, the number of Exchangeable Shares issued and outstanding following the issuance of any Exchangeable Shares as Earnout Shares during the Earnout Period (as those terms are defined in the Business Combination Agreement) and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time, multiplied by the Exchangeable Share Exchange Ratio; and

(b)	as are now and may hereafter be required to enable and permit each of Parent, Callco and the Company to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions, this Agreement and any other security or commitment relating to the Arrangement pursuant to which Parent may now or hereafter be required to issue or cause to be issued Parent Shares.

2.4	Notification of Certain Events

In order to assist Parent to comply with its obligations hereunder and to permit Parent or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, the Company shall notify Parent and Callco of each of the following events at the time set forth below:

(a)	in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding- up or other distribution;

(b)	promptly upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by the Company of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)	as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5	Delivery of Parent Shares

Upon notice from Callco or the Company of any event that requires Callco or the Company to deliver or cause to be delivered Parent Shares to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Parent Shares for the benefit of Callco or the Company, as appropriate, and Callco or the Company, as the case may be, shall forthwith cause to be delivered the requisite number of Parent Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such Parent Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6	Qualification of Parent Shares

(a)	Parent covenants and agrees that it shall (i) file a registration statement (or a prospectus supplement thereto) on any form then available to Parent that, as determined by Parent’s reasonable discretion, is appropriate for a delayed or continuous offering of securities (including, without limitation, Forms S-4, S-3, S-1 or any successor form thereto) (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the Parent Shares to be issued or delivered to holders of the Exchangeable Shares by Parent or Callco (including pursuant to the Exchange Right or the Automatic Exchange Right), (ii) cause the Registration Statement to become effective substantially concurrently with the date that any Exchangeable Shares are first issued, and (iii) cause the Registration Statement (or a successor or replacement Registration Statement) to remain effective at all times that any Exchangeable Shares remain outstanding. Without limiting the generality of the foregoing, Parent and Callco each covenant and agree that it will take all such actions and do all such things as are reasonable necessary or desirable to make such filings and seek such regulatory consents and approvals as are reasonably necessary so that the Parent Shares to be issued or delivered to holders of Exchangeable Shares by Parent or Callco pursuant to the terms of the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities Laws, and applicable securities Laws in Canada and will use commercially reasonable efforts to ensure that the Parent Shares will not be “restricted securities” within the meaning of Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 – Resale of Securities of the Canadian securities regulatory authorities. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Parent Shares are listed by Parent and remain listed and are quoted or posted for trading at such time.

(b)	Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no Parent Shares shall be issued (and Parent will not be required to issue any Parent Shares) in connection with any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Parent Shares would be prohibited by applicable Laws.

2.7	Economic Equivalence

(a)	So long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding:

(i)	Parent shall not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) of the Exchangeable Share Provisions:

(A)	issue or distribute Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to the holders of all or substantially all of the then outstanding Parent Shares by way of stock or share dividend or other distribution, other than an issue of Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to holders of Parent Shares (1) who exercise an option to receive dividends in Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) in lieu of receiving cash dividends, or (2) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

(B)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Shares entitling them to subscribe for or to purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares); or

(C)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Shares (1) shares or securities of Parent of any class other than Parent Shares (or securities convertible into or exchangeable for or carrying rights to acquire Parent Shares), (2) rights, options or warrants other than those referred to in Section 2.7(a)(i)(B), (3) evidence of indebtedness of Parent, or (4) assets of Parent;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares including, without limitation, an adjustment to the Exchangeable Share Exchange Ratio in accordance with the terms of the Exchangeable Share Provisions; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Business Combination Agreement and the Plan of Arrangement.

(ii)	Parent shall not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) of the Exchangeable Share Provisions:

(A)	subdivide, redivide or change the then outstanding Parent Shares into a greater number of Parent Shares;

(B)	reduce, combine, consolidate or change the then outstanding Parent Shares into a lesser number of Parent Shares; or

(C)	reclassify or otherwise change the Parent Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting the Parent Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Business Combination Agreement and the Plan of Arrangement.

(b)	The Board of Directors shall determine, acting reasonably and in good faith (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(a)(i) or Section 2.7(a)(ii) and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)	in the case of any stock or share dividend or other distribution payable in Parent Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Parent Shares previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Parent Share and the Current Market Price of a Parent Share, the price volatility of the Parent Shares and the terms of any such instrument;

(iii)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Shares, any rights, options or warrants other than those referred to in Section 2.7(b)(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Share and the Current Market Price of a Parent Share;

(iv)	in the case of any subdivision, redivision or change of the then outstanding Parent Shares into a greater number of Parent Shares or the reduction, combination, consolidation or change of the then outstanding Parent Shares into a lesser number of Parent Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Parent Shares, the effect thereof upon the then outstanding Parent Shares; and

(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Shares as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares), but without regard to the application of withholding Taxes under United States Tax Laws that may apply to holders of Parent Shares.

(c)	The Company agrees that, to the extent required, upon due notice from Parent, the Company shall use its commercially reasonable efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Shares and Exchangeable Shares as provided for in this Section 2.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid or similar transaction with respect to Parent Shares (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the board of directors of Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of Parent, and the Exchangeable Shares are not redeemed by the Company or purchased by Parent or Callco pursuant to the Redemption Call Right, Parent and the Company will use commercially reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Subsidiaries) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Shares, without discrimination. Without limiting the generality of the foregoing, Parent and the Company will use commercially reasonable efforts to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the Company to redeem, or Parent or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a Parent Extraordinary Transaction.

2.9	Parent and Subsidiaries Not to Vote Exchangeable Shares

Each of Parent and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending any meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of Parent and Callco further covenants and agrees that it shall not, and shall cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of Parent or any of its Subsidiaries to vote their Common Shares.

2.10	Ordinary Market Purchases

Nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.8, shall limit the ability of Parent (or any of its affiliates) to make ordinary market or other voluntary purchases of Parent Shares, including by private agreement, in accordance with applicable Laws and regulatory or stock exchange requirements.

2.11	Ownership of Outstanding Shares

Without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) of the Exchangeable Share Provisions, Parent covenants and agrees in favour of the Company that, as long as any outstanding Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding Common Shares and Callco. Notwithstanding the foregoing, Parent shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Parent or the Parent Shares pursuant to any merger or similar transaction involving Parent pursuant to which Parent is not the surviving corporation.

2.12	Reimbursement by Parent

Parent shall reimburse the Company for, and indemnify and hold the Company harmless against, any expense or liability incurred by the Company with respect to the Exchangeable Shares

ARTICLE 3
PARENT SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

Subject to anything contained within Article 26 of the Exchangeable Share Provisions and Article 4 hereof with respect to a Parent Extraordinary Transaction, so long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, business combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation, merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)	such other person or continuing corporation (the “Parent Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Parent Successor and such other person that may then be the issuer of the Parent Shares shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation, merger or combination of any wholly-owned direct or indirect Subsidiary of Parent (other than the Company or Callco) with or into Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect Subsidiary of Parent (other than the Company or Callco), provided that all of the assets of such Subsidiary are transferred to Parent or another wholly-owned direct or indirect Subsidiary of Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect Subsidiary of Parent (other than the Company or Callco) among the shareholders of such Subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 3.

3.4	Successorship Transaction

Notwithstanding the foregoing provisions of this Article 3, in the event of a Parent Extraordinary Transaction:

(a)	in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by, one or more other corporations to which Parent is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)	in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Extraordinary Transaction, owns or controls, directly or indirectly, Parent;

then all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Parent Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement or this Agreement, including the exchange of such shares pursuant to the Voting and Exchange Trust Agreement or this Agreement immediately subsequent to the Parent Extraordinary Transaction, being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement or this Agreement had occurred immediately prior to the Parent Extraordinary Transaction and the Parent Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4
CERTAIN RIGHTS OF PARENT AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

4.1	Liquidation Call Right

In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)	Subject to the requirement in Section 4.1(b) that Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Liquidation Call Right, Parent and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, pursuant to the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 4.1(c). In the event of the exercise of the Liquidation Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares (other than Parent and its Subsidiaries) shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Liquidation Date upon payment by Parent or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)	Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, Parent or Callco, as the case may be, must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other voluntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at ten (10) Business Days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of the Company or any other involuntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Parent and/or Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which Parent or Callco may exercise the Liquidation Call Right. If Parent and/or Callco exercises the Liquidation Call Right, then on the Liquidation Date, Parent and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its Subsidiaries), less any amounts required to be withheld in accordance with applicable Law. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares, if any, held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates, if any, representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates, if any, shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)	If neither Parent nor Callco notifies the Transfer Agent and the Company in accordance with Section 4.1(b) of its intention to exercise the Liquidation Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or Parent) that Parent exercise (or cause Callco to exercise) the Liquidation Call Right in respect of the shares covered by the notice.

4.2	Redemption Call Right

In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)	Subject to the proviso in Section 4.2(b) that Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Redemption Call Right, and notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to the Exchangeable Share Provisions, Parent and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase from the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Redemption Date that number of Exchangeable Shares as is set out in the notice of exercise of the Redemption Call Right, upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 4.2(c). In the event of the exercise of the Redemption Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell the Exchangeable Shares subject to the Redemption Call Right held by the holder, to Parent or Callco, as the case may be, on the Redemption Date upon payment by Parent or Callco, as the case may be, to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration), and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased. For clarity, the Company shall remain obligated to redeem only the Exchangeable Shares not so purchased pursuant to the exercise of the Redemption Call Right.

(b)	Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Redemption Call Right, and, for greater certainty, in the case of a Seventh Anniversary Redemption, Parent shall always exercise the Redemption Call Right. To exercise the Redemption Call Right, Parent or Callco, as the case may be, must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a redemption occurring in connection with a Parent Extraordinary Transaction, on or before the Redemption Date, and (ii) in any other case, at least sixty (60) days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Parent and/or Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which Parent or Callco may exercise the Redemption Call Right. If Parent and/or Callco exercises the Redemption Call Right, Parent and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, on the Redemption Date, all of the Exchangeable Shares, subject to the Redemption Call Right held by such holders, on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price less any amounts required to be withheld under applicable Law. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares, if any, held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates, if any, representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates, if any, shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

4.3	Change of Law Call Right

In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)	Subject to the proviso in Section 4.3(b) that Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Change of Law Call Right, Parent and Callco shall each have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Change of Law Call Date that aggregate number of Exchangeable Shares as is set out in the notice of exercise of the Change of Law Call Right, upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date (the “Change of Law Call Purchase Price”) in accordance with Section 4.3(c). In the event of the exercise of the Change of Law Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell the Exchangeable Shares, subject to the Change of Law Call Right held by the holder, to Parent or Callco, as the case may be, on the Change of Law Call Date upon payment by Parent or Callco, as the case may be, to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration). For clarity, the Company shall remain obligated to redeem only the Exchangeable Shares not so sold.

(b)	Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Change of Law Call Right. To exercise the Change of Law Call Right, Parent or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right at least sixty (60) days before the date (the “Change of Law Call Date”) on which Parent or Callco, as the case may be, shall acquire the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right. The Transfer Agent will notify the holders of the Exchangeable Shares as to Parent or Callco exercising the Change of Law Call Right forthwith after receiving notice of such exercise from Parent and/or Callco. If Parent and/or Callco exercises the Change of Law Call Right, Parent or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, on the Change of Law Call Date, all of the Exchangeable Shares, subject to the Change of Law Call Right, held by such holders on such date for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the aggregate Change of Law Call Purchase Price less any amounts required to be withheld under applicable Law. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Change of Law Call Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Change of Law Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares, if any, held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, if any, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates, if any, shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

4.4	Retraction Call Right

The parties hereto hereby acknowledge, and agree to be bound by and perform, the rights and obligations in respect of the Exchangeable Shares contained in Section 26.7 of the Exchangeable Share Provisions.

ARTICLE 5
GENERAL

5.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Parent and any of its Subsidiaries, which in any event shall not be later than the Sunset Date.

5.2	Changes in Capital of Parent and the Company

Notwithstanding the provisions of Section 5.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Parent Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

5.3	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

5.4	Amendments, Modifications

Subject to Section 5.2, Section 5.3 and Section 5.5, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, Callco and the Company and approved by the holders of the Exchangeable Shares in accordance with Section 26.11(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

5.5	Ministerial Amendments

Notwithstanding the provisions of Section 5.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all of the parties hereto if the board of directors of each of Parent, Callco and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3;

(c)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Parent, Callco and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)	making such changes or corrections hereto which, on the advice of counsel to Parent, Callco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of Parent, Callco and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

5.6	Meeting to Consider Amendments

The Company, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 5.4. Any such meeting or meetings shall be called and held in accordance with the articles of the Company, the Exchangeable Share Provisions and all applicable Laws.

5.7	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

5.8	Notices to Parties

All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given:

(a)	if to Parent, to:

●

Attention: ●

Email: ●

with a copy (which shall not constitute notice) to:

●

Attention: ●

Email: ●

(b)	if to Callco or the Company, to:

●

Attention: ●

Email: ●

with a copy (which shall not constitute notice) to:

●

Attention: ●

Email: ●

or such other address or email as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be deemed to have been duly given or made (A) as of the date delivered or sent if delivered personally or sent by e-mail transmission; or (B) as of the following Business Day if sent by prepaid overnight courier; or (C) if given by any other means, when delivered at the address specified in this Section 5.8.

5.9	Counterparts

This Agreement may be executed by electronic signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by the other party hereto.

5.10	Jurisdiction

This Agreement and all proceedings arising in whole or part under or in connection herewith shall be interpreted, construed, performed, governed and enforced by and in accordance with the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein without giving effect to any principle of conflict of law that would require or permit the application of the Law of another jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the courts of British Columbia, in respect of any proceeding arising out of or relating to this Agreement, the documents referred to in this Agreement, or the transactions contemplated hereby or thereby, and each hereby waives, and agrees not to assert, as a defense, by motion or otherwise, in any such proceeding that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and each of the parties irrevocably agrees that it is the intention of each such party that all claims with respect to such proceeding shall be heard and determined in such a court.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

1412384 B.C. Unlimited Liability Company

By:
Name: Alyssa J. Rapp
Title: Director

1412388 B.C. Ltd

By:
Name: Alyssa J. Rapp
Title: Director

HWEL HOLDINGS CORP.

By:
Name: Alyssa J. Rapp
Title: President and Secretary